CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-267118 on Form S-3 and Registration Statement Nos. 333-258153, 333-263661 and 333-270200 on Form S-8 of our reports dated March 13, 2024, relating to the financial statements of Cytek Biosciences, Inc. and the effectiveness of Cytek Biosciences, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
San Jose, California
March 13, 2024